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                                                                EXHIBIT 99.B5(d)

                         INVESTMENT ADVISORY AGREEMENT
                                 MARQUIS FUNDS

          AGREEMENT made this 1st day of November, 1996, by and between Marquis Funds, a Massachusetts business trust (the "Trust"), and First National Bank of Commerce in New Orleans, (the "Adviser").

          WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies; and

          WHEREAS, the Trust has retained SEI Financial Management Corporation (the "Administrator") to provide administration of the Trust's operations, subject to the supervision of the Board of Trustees;

          WHEREAS, the Trust has retained the Adviser to render investment management services with respect to certain of its portfolios, but wishes this agreement to govern the provision by the Adviser of services to its Investment Grade Income Fund, Small Cap Equity Fund, and International Equity Fund and such other portfolios as the Trust and the Adviser may agree upon from time to time and listed on Schedule A (the "Portfolios"), and the Adviser is willing to render such services;

          WHEREAS, the Adviser is authorized to invest the assets of the Small Cap Equity Fund or International Equity Fund in another registered investment company ("Master Fund") or manage the assets directly as it deems appropriate after consultation with the Trust's Board of Trustees; and

          WHEREAS, the Adviser, with the approval of the Board of Trustees, may appoint one or more sub-advisers for the Portfolios.

          NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

          1. Duties of the Adviser. The Trust employs the Adviser to manage the investment and reinvestment of the assets, to supervise and monitor the investment activities of any sub-advisers appointed by the Advisor and approved by the Board of Trustees and each affected Portfolio's shareholders, to supervise and monitor the investment activities of any Master Fund in which the assets of any Portfolio are invested, and to continuously review, supervise, and administer the investment program of the Portfolios, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's Officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of
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     Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for each such Portfolio set forth in the Trust's prospectus and statement of additional information as amended from time to time, and applicable laws and regulations.

     The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain the best net results as described in the Trust's prospectus and statement of additional information from time to time. The Adviser will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

     It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended.

3. Subject to the approval of the Trust's Board of Trustees, including a majority of the disinterested trustees of the Trust, the Adviser may invest all or substantially all of the assets of a Portfolio in shares of a Master Fund, or may retain one or more sub-advisers to perform any or all of the services and assume any of the responsibilities described in Sections 1 and 2 of this Agreement. The investment of a Portfolio's assets in shares of a Master Fund shall not relieve the Adviser of its responsibilities under this Agreement to supervise and monitor the investment activities of the Portfolio, further, the retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement to supervise and monitor the investment activities of any such sub-adviser.

4. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets. The fee shall be based on the average daily net assets for the month involved.
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     All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

5. Other Expenses. The Adviser shall pay all compensation, if any, of officers or trustees of the Trust who are affiliated persons of the Adviser or any affiliated corporation of the Adviser, all expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, and sales literature to prospective clients to the extent these expenses are not borne by the Trust under a distribution plan adopted pursuant to Rule 12b-1.

6. Excess Expenses. If the expenses for any Portfolio for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which Shares are qualified for offer and sale, the Adviser shall bear such excess cost.

     However, the Adviser will not bear expenses of the Trust or any Portfolio which would result in the a Portfolio's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 6 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Adviser for such month pursuant to Section 4 and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

7. Reports. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of financial statements, and such other information with regard to their affairs as each may reasonably request.

8. Status of the Adviser. The services of the Adviser to the Portfolios are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Portfolios are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

9. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

Limitation of Liability of the Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be
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asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or the duties of any sub-advisers, or by reason of reckless disregard of its or any sub-adviser's obligations and duties hereunder , except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

     So long as the Adviser acts in good faith and with due diligence and without gross negligence or willful misconduct, the Trust assumes full responsibility and agrees to and hereby does indemnify the Adviser and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said advisory relationship to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The Adviser's rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited if a majority of the disinterested Trustees or independent legal counsel determines that there is a reasonable belief that indemnification ultimately will be permissible. However, if it is ultimately determined that the Adviser is not entitled to indemnification, all funds advanced must be returned to the Trust.

     In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Adviser harmless, a determination must be made either by a vote of a majority of the disinterested Trustees or by opinion of independent legal counsel that indemnification is available. In addition, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Adviser will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the Adviser's rights hereunder.

11. Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees,
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     shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser or any sub-adviser , subject to the rules and regulations of the Securities and Exchange Commission.

12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Portfolio; provided, however, that if the shareholders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

     As used in this Section 12, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 680 East Swedesford Road, Wayne, Pennsylvania 19087, and if to the Adviser at 210 Baronne Street, New Orleans, Louisiana 70112.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
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A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

Marquis Funds                 First National Bank of Commerce in
                                      New Orleans


By:/s/ Marc Cahn                      By:/s/ Kevin P. Reed


Attest: [SIGNATURE ILLEGIBLE]         Attest: [SIGNATURE ILLEGIBLE]
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                                  Schedule A
                                    to the
                         Investment Advisory Agreement
                                    between
                                 Marquis Funds
                                      and
                First National Bank of Commerce in New Orleans
                           Dated:  November  1, 1996

Pursuant to Section 4 , the Trust shall pay the Adviser compensation for advisory services rendered to the following Portfolios at an annual rate as follows:


During any term of this Agreement while the Portfolio's "investment securities" are 100% invested in a Master Fund:

     Portfolio                              Fee
     ---------                              ---

Small Cap Equity Fund                       40 bps
International Equity Fund                   40 bps


During any term of this Agreement while the Portfolio's assets are managed by the Adviser (either directly or through a sub-adviser):

     Portfolio                              Fee
     ---------                              ---

Strategic Income Bond Fund                  74 bps
Small Cap Equity Fund                       90 bps
International Equity Fund                  110 bps